EXHIBIT 4.05

CERTAIN INFORMATION IN THIS EXHIBIT, MARKED BY [****], HAS BEEN EXCLUDED. SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN PERSONAL INFORMATION IN THIS EXHIBIT, MARKED BY [XXXXX] HAS BEEN EXCLUDED.

AMENDMENT NO. 05/2021 TO THE SERVICES AGREEMENT FOR SENDING SMS MESSAGES BETWEEN OI IMÓVEL S/A. AND THE CLIENT

ZENVIA MOBILE SERVIÇOS DIGITAIS S.A., headquartered at Avenida Paulista, 2300, suite 182 and 184, Bela Vista, São Paulo/SP, Zip Code: 01310-300 enrolled with the Corporate Taxpayer Registration Number 14.096.190/0001-05, hereby duly represented according to its Articles of Incorporation, hereinafter referred to as "CLIENT",

OI MÓVEL S/A - under court-supervised reorganization, a company providing personal mobile service, headquartered at Setor Comercial Norte, block 03, building A, Ed. Estação Telefônica, ground floor - Part 2, Brasília, enrolled with Corporate Taxpayer Registration Number 05.423.963/0001-11, hereby represented according to its Articles of Incorporation, by its undersigned legal representatives, hereinafter referred to as "PROVIDER or OPERATOR".

When referred to jointly, hereinafter referred to as the "Parties" and, severally, the "Party";

WHEREAS:

(i) The Parties have entered into, among themselves, the Services Agreement for Sending SMS Messages, dated 11/14/2019 ("Agreement"), which allows in the manner regulated by ANATEL (Brazilian National Telecommunications Agency), the sending and receiving of short text messages in accordance with the Short Message Service standard ("SMS Messages");

(ii) The Parties agreed to a specific commercial agreement for the supply of a prepaid SMS message package by the CLIENT on April 7th, 2021, acquired through Amendment No. 04/2021, with pre-established validity, prices and volume;

(iii) However, it was identified the need for adaptation of said package and, throughout the second semester of 2021, the Parties entered into negotiations of new commercial conditions and then reached a new agreement.

In view of the above, the Parties have decided to execute this Amendment No. 05/2021 to the Services Agreement for Sending SMS Messages ("Agreement"), to ratify the new terms and conditions agreed upon, as follows:

1

CLAUSE ONE - PURPOSE

1.1 Due to the agreement between the parties, the new commercial conditions adopted for the rendering of services to the CLIENT by the PROVIDER were established as follows:

a. As of April 1st, 2022, the PROVIDER will provide the sending of SMS messages to the CLIENT for the unit price of [****] per SMS message delivered, and this price will be charged until 12/31/2022.

b. The CLIENT will have a bonus of 50,000,000 messages in the month of April/2022 and a non-cumulative monthly bonus of 40,000,000 messages from 05/01/2022 to 12/31/2022.

c. The amount of traffic exceeding the bonus defined in item 1.2.1 will be charged based on the tariff informed in item 1.1.

1.2 The PROVIDER will send a monthly report with the description of the amount of volume consumed in the month by the CLIENT.

1.3 Due to the agreement and the differentiated commercial conditions, the PROVIDER requests not to commercially approach the customers below at the initiative of the CLIENT.

- Customers: Banco do Brasil (including affiliates that will be listed in the agreement) and Itaú (including affiliates that will be listed in the agreement);

1.4 THE PROVIDER agrees and confirms that it is subject to all liabilities and duties set forth in the Services Agreement for Sending SMS Messages, entered into between the Parties and dated 11/14/2019, as well as other obligations related to the sending of SMS Messages.

CLAUSE TWO - VALIDITY OF THIS COMMERCIAL AGREEMENT - POSTPAID SMS

2.1 This Agreement is effective since the beginning of the negotiations between the Parties in the second semester of 2021 and will be in force until December 31st, 2022; after this date, the rates in effect as of then will be applied.

CLAUSE THREE - GENERAL PROVISIONS

3.1 With the execution of this Agreement, it is agreed to terminate the prepaid package agreement executed on 04/07/2021, acquired through Amendment No. 04/2021, related to the Technical Service Management Agreement, dated 11/14/2019, which will be replaced by this Agreement.

3.2 The Agreement, in all its clauses, items and sub-items, and Attachments, which have not been subject to express amendment by this instrument, remains unchanged and in full force, being for all legal purposes ratified herein.

3.3 The PROVIDER undertakes to use its best efforts to ensure that the obligations stipulated in this Amendment are maintained in full and that third parties who succeed it in the performance of its obligations under any title or who assume, equally under any title, the provision of the services set forth in this agreement and the provision of SMS services for the current customers of the PROVIDER are bound by them.

In witness whereof, the Parties sign this instrument in two (2) counterparts of equal content and for one sole purpose, in the presence of the witnesses below.

São Paulo, January 3rd,2022

2

By Oi Móvel S/A - under court-supervised reorganization

(There appears signature)

Name: André (illegible)

Title: Sales Manager

(There appears signature)

Name: Marcelo Leite

Title: Sales Director

By the Client

(There appears signature)

Name: Cássio Bobsin

Title: CEO

(There appears signature)

Name: Mariana Cambiagui Lourenço

Title: CFO

WITNESSES:

1. (There appears signature)

Name: Ronald Coleman

Individual Taxpayer Registration Number: [XXXX]

2. (There appears signature)

Name: Adriana Fátima Morais

Individual Taxpayer Registration Number: [XXXX]

3